                                                                   EXHIBIT (10)t

                                                  Contract No. DE-MS79-88BP92497


                  RESTATED SURPLUS FIRM CAPACITY SALE AGREEMENT

                                 executed by the

                            UNITED STATES OF AMERICA

                              DEPARTMENT OF ENERGY

                            acting by and through the

                         BONNEVILLE POWER ADMINISTRATION

                                       and

                          PACIFIC POWER & LIGHT COMPANY



                                Index to Sections
______________________________________________________________________________
Section                                                                     Page

  1.            Term of Agreement ........................................    3
  2.            Exhibits .................................................    3
  3.            Definitions ..............................................    3
  4.            Points of Delivery .......................................    5
  5.            Sale of Capacity and Amounts Sold ........................    5
  6.            Scheduling Provisions ....................................    8
  7.            Contract Demand ..........................................   10
  8.            Payment and Rates ........................................   14
  9.            Termination of Prior Agreements ..........................   17

      Exhibit A(General Contract Provisions GCP Form PSC-2) ..                3
      Exhibit B(General Rate Schedule Provisions) ............                3
      Exhibit C(Contract Demand and Points of Delivery) ......                3


    This AGREEMENT, executed     9/27/94    , by the UNITED STATES OF AMERICA
                              _______________
(Government), Department of Energy, acting by and through the BONNEVILLE POWER ADMINISTRATION (Bonneville) and PACIFICORP, doing business as PACIFIC POWER & LIGHT COMPANY (Pacific), a corporation organized and existing under the laws of the State of Oregon, hereinafter sometimes referred to individually as "Party" and collectively as "Parties".

2
                              W I T N E S S E T H:


    WHEREAS Bonneville is engaged in the sale of electric capacity and energy at wholesale and plans to meet the requirements of this Agreement only with surplus firm capacity.

    WHEREAS Bonneville, in accordance with subsection 5(f) of the Pacific Northwest Electric Power Planning and Conservation Act, Public Law 96-501 (Northwest Power Act), has capacity available that is surplus to its obligations incurred pursuant to subsections 5(b), 5(c), and 5(d) of the Northwest Power Act; and

    WHEREAS Pacific is a utility engaged in the generation, transmission, and distribution of electric energy in the Pacific Northwest; and

    WHEREAS Bonneville and Pacific were Parties to a Power Sales Contract dated August 31, 1971, which provides for the sale of firm capacity by Bonneville to Pacific (Contract No. 14-03-29136) and which expired under its own terms at 2400 hours on August 31, 1991; and

    WHEREAS Pacific, in reliance on the former regional Hydro-Thermal Program, incorporated the purchase of firm capacity from Bonneville into its long-term resource planning decisions and therefore desires to continue to purchase surplus firm capacity from Bonneville in order to meet its Pacific Northwest firm load obligations; and

    WHEREAS Bonneville desires to sell surplus firm capacity to Pacific under the terms specified herein; and

    WHEREAS the Parties intend that Bonneville's surplus firm capacity obligations under this Agreement shall be incorporated into Bonneville's long-term planning forecasts and associated capacity marketing decisions; and

3
    WHEREAS Bonneville is authorized pursuant to law to dispose of electric power and energy generated at various federal hydroelectric projects in the Pacific Northwest or acquired from other resources, to construct and operate transmission facilities, to provide transmission and other services, and to enter into agreements to carry out such authority;

NOW, THEREFORE, the Parties hereto mutually agree as follows:

1.  TERM OF AGREEMENT

    This Agreement shall be effective at 2400 hours on August 31, 1991, and shall continue until 2400 hours on August 31, 2011. All obligations incurred hereunder shall be preserved until satisfied.

2.  EXHIBITS

    General Contract Provisions GCP Form PSC-2 (Exhibit A), Bonneville Wholesale Power Rate Schedules and General Rate Schedule Provisions (Exhibit B), and Contract Demand and Points of Delivery (Exhibit C) are hereby made a part of this Agreement. If a provision in the body of this Agreement or of Exhibit C is in conflict with a provision in Exhibit A or B, the provision in the body of this Agreement or in Exhibit C shall prevail. If a provision of Exhibit A is in conflict with a provision of Exhibit B, the provision of Exhibit A shall prevail.

3.  DEFINITIONS

    The following terms, when used in this Agreement with initial capitalization, whether singular or plural, shall have the meanings specified:

    (a) "Agreement" means this Restated Surplus Firm Capacity Sale Agreement between Bonneville and Pacific.

4
    (b) "Calendar Week" means the week beginning at 0001 hours on Sunday, and ending at 2400 hours on the following Saturday.

    (c) "Contract Demand" means the maximum rate of delivery in any hour, in megawatts (MW), for surplus firm capacity as specified in Exhibit C.

    (d) "Contract Year" means the period September 1, 1991, through June 30, 1992, and thereafter each 12 months beginning July 1, or such other 12-month period as may be adopted as a contract year under the Pacific Northwest Coordination Agreement, as it may be amended or replaced.

    (e) "Heavy Load Hours" means the period from 0700 hours through 2200 hours on any day Monday through Saturday.

    (f) "Light Load Hours" means those hours which are not Heavy Load Hours.

    (g) "Peaking Energy" means the electric energy associated with the delivery of surplus firm capacity to Pacific.

    (h) "Peaking Replacement Energy" means an amount of energy equal to the Peaking Energy which Pacific is obligated to return to Bonneville.

    (i) "Point(s) of Delivery" means the point(s) of interconnection between Bonneville's and Pacific's systems as specified in Exhibit C.

    (j) "Whitebook" means Bonneville's publication of its forecasted firm loads and planned firm resources in an annual long-range planning document entitled PACIFIC NORTHWEST LOADS AND RESOURCES STUDY or its comparable successor planning document.

5
    (k) "Workday" means each day which both Parties observe as a regular day of work.

4.  POINTS OF DELIVERY

    Bonneville shall make surplus firm capacity and associated Peaking Energy available to Pacific pursuant to section 5(a), and Pacific shall make available Peaking Replacement Energy to Bonneville pursuant to section 5(b) at the Points of Delivery specified in Exhibit C.

5.  SALE OF CAPACITY AND AMOUNTS SOLD


    Bonneville shall make available and Pacific shall purchase each month of each Contract Year an amount of surplus firm capacity equal to the Contract Demand specified in Exhibit C for such Contract Year.

    (a) SURPLUS FIRM CAPACITY AND PEAKING ENERGY

        Bonneville shall make scheduled amounts of surplus firm capacity and associated Peaking Energy available to Pacific in any hour or in any portion of an hour, in amounts up to the Contract Demand, pursuant to the scheduling provisions of section 6. During the Heavy Load Hours, such scheduled amounts of Peaking Energy shall not exceed 10 megawatthours (MWh) per MW of Contract Demand in any day and shall not exceed 50 MWh per MW of Contract Demand in any Calendar Week.

    (b) PEAKING REPLACEMENT ENERGY

        (1) DEADLINE FOR RETURNS

            Except as provided in section 5(b)(3), or unless arrangements for compensation pursuant to section 8(c) have been agreed to by the Parties, Pacific shall, within 168 hours after the receipt of any

6
            Peaking Energy at the Points of Delivery, deliver an equal amount of Peaking Replacement Energy to Bonneville at the Points of Delivery. The Parties' schedulers or dispatchers may agree to delay deliveries of Peaking Replacement Energy beyond 168 hours or provide for advanced delivery of such Peaking Replacement Energy.

        (2) NORMAL RATE OF RETURN.

            Except as provided in section 5(b)(3), Pacific may deliver Peaking Replacement Energy at hourly rates of up to 100 percent of Contract Demand, or at hourly rates greater than 100 percent of Contract Demand upon agreement by Bonneville.

        (3) RESTRICTED RATE OF RETURN.

            Bonneville shall have the right, subject to the limitations in section 5(b)(4), to limit such hourly schedules of Peaking Replacement Energy during any month of any Contract Year to amounts not less than, unless otherwise mutually agreed, an amount (MWhs per hour) equal to the Contract Demand applicable for such month of such Contract Year, as set forth in Exhibit C, multiplied by the Limitation Factor for such month as set forth below:

                                         LIMITATION
                    MONTH                  FACTOR

                    July                    0.60
                    August                  0.60
                    September               0.60
                    October                 0.60
                    November                1.00
                    December                1.00
                    January                 1.00
                    February                1.00
                    March                   0.60
                    April                   0.60
                    May                     0.80
                    June                    0.80

7
        (4) LIMITATIONS ON RATE OF RETURN RESTRICTIONS.

            If, pursuant to section 5(b)(3), Bonneville elects to limit Pacific's hourly schedules of Peaking Replacement Energy during any hour(s) of any Contract Year, such hourly limitations shall, unless otherwise mutually agreed, be imposed for a minimum of five (5) consecutive hours and provided, that the sum of such hourly limitations in any Contract Year or in any Calendar Week shall not exceed the maximum number of hours per Contract Year or per Calendar Week set forth below for such Contract Year and provided further, that the number of hours of such limitations shall be calculated for each hour during the months of March through October of any Contract Year as:

                    1.0 - ((ASL)/(CD))
            H   =   __________________
                        (1.0 - LF)

        Where:

            H   =   The number of hours of limitations on Peaking Replacement
                    Energy, calculated to the nearest 0.1 hour.

            ASL = The maximum hourly schedule of Peaking Replacement Energy allowed by Bonneville in the hour (MWh/hr).

            CD  =   The Contract Demand (MW).

            LF  =   The Limitation Factor for such hour.


            CONTRACT       MAXIMUM HOURS         MAXIMUM HOURS
            YEAR(S)      PER CONTRACT YEAR     PER CALENDAR WEEK

               1                500                    35
              2-5               600                    35
              6-10              850                    42
             11-20             1100                    42

8
6.  SCHEDULING PROVISIONS

    Unless otherwise agreed by the Parties' respective schedulers or dispatchers for a specific schedule, all schedules of Peaking Energy and Peaking Replacement Energy shall be subject to the following provisions:

    (a) All deliveries of Peaking Energy and Peaking Replacement Energy shall be prescheduled on each Workday for each hour of the following day or days through the next regular Workday.

        (1) Except as provided in section 6(a)(2), all preschedules under this Agreement shall be submitted in accordance with Bonneville's prevailing scheduling practice within the Pacific Northwest under Bonneville's utility firm power sales contracts entered into pursuant to section 5(b) of the Northwest Power Act as such contracts may be amended or replaced; provided that Pacific shall not be required to submit a preschedule earlier than 1200 hours.

        (2) In the event Bonneville elects to limit schedules of Peaking Replacement Energy pursuant to section 5(b)(3), Bonneville shall give reasonable advance notice to Pacific but in no event shall such notice be later than 1100 hours on any Workday for the following day or days through the next Workday. If such schedules are so restricted, preschedules will be due the later of:

            (A) three hours from the time such notice is received by Pacific,
                or

            (B) the time preschedules are normally due pursuant to section
                6(a)(1).

9
    (b) CHANGES TO PRESCHEDULES

        Pacific shall have the right to make limited changes to prescheduled deliveries of Peaking Energy as described below, provided that the schedule of Peaking Energy in any hour or portion of an hour shall not exceed the Contract Demand.

        (1) HEAVY LOAD HOURS

            Upon verbal notice given not less than 30 minutes prior to the beginning of any Heavy Load Hour, or less than 30 minutes if agreed by Bonneville, Pacific shall have the right to increase or decrease the amount of Peaking Energy prescheduled or scheduled for delivery during such Heavy Load Hour; provided that the sum of the absolute values of any differences between the final schedule and the original preschedule pursuant to section 6(a)(1) for Peaking Energy (expressed in MWh) during the Heavy Load Hours of any day shall not exceed an amount equal to six times Contract Demand (expressed in MWh).

        (2) LIGHT LOAD HOURS

            Upon verbal notice given not less than 30 minutes prior to the beginning of any Light Load Hour, or less than 30 minutes if agreed by Bonneville, Pacific shall have the right to increase the amount of Peaking Energy prescheduled or scheduled for delivery during such Light Load Hour.

    (c) Bonneville shall schedule Peaking Energy to Pacific in hourly amounts requested by Pacific pursuant to this section.

    (d) Except as provided in section 6(b), any changes to preschedules or schedules of Peaking Energy and Peaking Replacement Energy under this Agreement shall be only upon mutual agreement of the Parties. The Parties shall use best efforts to avoid requesting such additional changes from the prescheduled amounts.

10
7.  CONTRACT DEMAND

    (a) INCREASES IN CONTRACT DEMAND

        Based on Bonneville's determination of the availability of surplus firm capacity, the Parties may mutually agree to increase the Contract Demand specified in Exhibit C.

    (b) DECREASES IN CONTRACT DEMAND

        (1) DECREASE BY BONNEVILLE

            Upon 5 years' written notice to Pacific, Bonneville may, based on the then current Whitebook, reduce Pacific's Contract Demand as follows:

            (A) To the extent necessary to meet Bonneville's obligations under its firm power sales contracts entered into pursuant to sections 5(b), (c), and (d) of the Northwest Power Act and under any renewal or extension of such contracts, and

            (B) To the extent necessary to meet Bonneville's obligations pursuant to other contracts for the sale of capacity (or capacity with energy) to Pacific Northwest public bodies and cooperatives entitled to preference and priority under the then applicable law, and

            (C) To the extent necessary to meet Bonneville's capacity/energy exchange obligations under contracts entered into prior to November 1, 1989, and

            (D) To the extent necessary to meet Bonneville's capacity/energy exchange obligations under contracts entered into subsequent

11
                to November 1, 1989; provided that, at the time such exchange obligations were incurred, Bonneville, for the term of this Agreement had a projected firm capacity surplus of at least 300 MW in excess of the aggregate of such new obligations, based on the medium load forecast projection in the Whitebook in effect at the time such obligations were incurred.

            (E) In the event that Bonneville, pursuant to (A), (B), (C), or (D)
                above, elects to provide notice of a reduction in Pacific's Contract Demand, such reductions shall be limited to the amounts and for the months and Contract Years as necessary to meet the obligations as specified in this section 7(b)(1). In such event, Pacific may elect to apply any monthly reduction to any other or to all months of the Contract Year or subsequent Contract Years or for the remaining term of this Agreement.

        (2) DECREASE BY PACIFIC

            (A) Pacific, upon 5-years' written notice to Bonneville, may commence reducing, including to zero, the Contract Demand applicable to subsequent Contract Year(s), provided that any such reductions shall be limited to amounts of up to 175 MW per Contract year and shall be effective at the beginning of such subsequent Contract Year(s).

            (B) Pacific shall have a limited right to decrease its Contract
                Demand on one (1) years' notice if Bonneville executes a contract(s) to sell or exchange surplus firm capacity based on

12
                the then current Whitebook and utilizing planned resources not then in service to support such sale or exchange. Such right to decrease Contract Demand shall be limited to the lesser of
                (i) 175 MW per year (including to zero), or (ii) the amount by which the surplus firm capacity sale or exchange entitled to priority over Pacific pursuant to section 7(b)(1), exceeds during any period, the amount of the sale or exchange which would have been entitled to such priority if such Whitebook had included only resources then in service. The required notice by Pacific may be given any time after the execution of such sale or exchange contract(s). Any such Contract Demand reductions by Pacific shall be effective one (1) year from the date of such notice, without regard to the period for which such sale or exchange contract(s) rely on such planned Whitebook resources.

        (3) RESTORATION OF CONTRACT DEMAND

            In the event that Bonneville, pursuant to section 7(b)(1), elects to provide notice of a reduction in Pacific's Contract Demand and:

            (A) subsequently determines, based upon the medium load forecast from the then current Whitebook projection, that in any month, amounts of surplus firm capacity will become available which are in excess of the sum of:

                 (i)     any of Bonneville's obligations under section 7(b)(1)
                         (A) and (B);

                (ii)     Bonneville's obligations resulting from contracts under
                         section 7(b)(1)(C) and (D) which existed at the time of Bonneville's notice;

13
               (iii) the capacity obligations hereunder which have not been so reduced; and

                (iv)     300 MW; or

            (B) prior to any restoration of service to other customers or other disposition of capacity (or capacity with energy), other than:

                 (i)     any of Bonneville's obligations under section 7(b)(1)
                         (A) and (B); and

                (ii)     Bonneville's obligations resulting from contracts under
                         section 7(b)(1)(C) and (D) which existed at the time of Bonneville's notice;

            then Bonneville shall offer such excess firm capacity calculated under section 7(b)(3)(A) or the amount of such proposed restoration or disposition of capacity under section 7(b)(3)(B) to Pacific in writing under the terms of this Agreement and up to the amount of Contract Demand that was reduced pursuant to section 7(b)(1). Such increase shall be effective at the beginning of the next Contract Year, or earlier by mutual agreement. Pacific shall have sixty
            (60) days to accept Bonneville's offer.

        (4) TRANSMISSION ASSISTANCE

            In the event that Pacific's Contract Demand is reduced pursuant to section 7(b)(1) or 7(b)(2)(B), Bonneville will use its best efforts to grant any reasonable request by Pacific for transmission services as may be required to acquire replacement peaking capacity from other sources, provided, that excess transmission capacity is available, and the

14
            provision of such capacity is consistent with applicable statutory requirements as well as Bonneville's then existing policies and practices.

8.  PAYMENT AND RATES

    (a) PAYMENT

        Bonneville shall prepare a consolidated power bill for net payments due by either Party to the other Party under this and other agreements. In accordance with Bonneville's General Rate Schedule Provisions in Exhibit B, Bonneville shall submit such bill to Pacific, and Pacific shall pay Bonneville each month, for all amounts described in this section.

    (b) RATE FOR SURPLUS FIRM CAPACITY

        Payment for surplus firm capacity made available by Bonneville under this Agreement shall be at the rate specified in this section 8(b).
        The effective rate shall be rounded to the nearest cent. The rates for surplus firm capacity are as follows:

        (1) INITIAL RATE

            $4.92 per kilowatt (kW) - month of Contract Demand.

        (2) ESCALATION

            Beginning on September 1, 1991, the rate for surplus firm capacity purchased by Pacific under this Agreement shall be adjusted periodically to reflect changes in Bonneville's average system cost. Such adjustment shall be made whenever Bonneville has a general rate case and such adjustment shall be effective on the same day that adjustments to Bonneville's other rates become effective.

15
            The adjusted rate for firm capacity shall be determined from the following formula:

                                               BASCn
            PPL - 90n    =       PPL - 90inst = ________
                                              BASCinst

    WHERE:  PPL-90n      =   The adjusted firm capacity rate (in $/kW-month of
                             Contract Demand and calculated to the nearest
                             cent) to be effective subsequent to Bonneville's then most recent general rate case on the effective date of Bonneville's other newly adjusted rates.

            PPL-90inst   =   $4.92 per kW-month of Contract Demand.

            BASCn        =   Bonneville's average system cost (in mills per kWh
                             and calculated to the nearest one-tenth of a mill) as determined in Bonneville's then most recent general rate case that will be used to adjust
                             Bonneville's wholesale power rate schedules.
                             Bonneville's average system cost shall be equal to Bonneville's total system costs for the test period of such general rate case divided by Bonneville's total annual system sales (kWh) forecasted for such test period. Bonneville's total system costs shall be the sum of all Bonneville's costs forecasted in each general rate case for the applicable rate period, including total transmission costs, Federal base system costs,

16
                             new resource costs, exchange resource costs, and other costs not specifically allocated to a rate pool, such as section 7(g) costs under the Northwest Power Act. Bonneville's total annual system sales shall be the sum of all Bonneville's system firm and nonfirm sales forecasted in each general rate case for the applicable test period. Bonneville average system cost shall be redetermined in each subsequent general rate case according to the above formula and will be in effect for the entire rate period over which the rates are in effect.

            BASCinst         =   23.8 mills per kilowatthour.

17
    (c) CASHOUT

        The Parties may agree that Pacific shall provide a payment rather than deliver Peaking Replacement Energy to Bonneville pursuant to section 5(b)(1). Any such payment shall be at a rate authorized under Bonneville's then-effective rate schedules.

9.  TERMINATION OF OTHER AGREEMENTS

    This Agreement supersedes and replaces all other agreements related to the purchase by Pacific of surplus firm capacity from Bonneville; namely the Bridge Agreement, Contract No. DE-MS79-91BP93119 and the Short-Term Surplus Firm Capacity Agreement, Contract No. DE-MS79-92BP93757.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement.

                                        UNITED STATES OF AMERICA
                                        Department of Energy
                                        Bonneville Power Administration



                                        By   PATRICK MCRAE
                                             _________________________________
                                             Senior Account Executive

                                        Name Patrick McRae
                                             _________________________________
                                        (Print/Type)

                                        Date           9/27/94
                                             _________________________________


PACIFIC POWER & LIGHT COMPANY


By   DENNIS P. STEINBERG
      _______________________

Name  Dennis P. Steinberg
     _______________________
(Print/Type)

Title Senior Vice President
     _______________________

Date  September 30, 1994
     _______________________

                                                  Exhibit C, Page 1 of 4
                                                  Contract No. DE-MS79-88BP92497


                                 CONTRACT DEMAND

Subject to changes as provided in this Agreement, the Contract Demand for any month of any contract period shall be 1100 megawatts (MW). In the event of any such changes to the Contract Demand, the Parties shall prepare an amended Exhibit C to reflect such changes.



                               POINTS OF DELIVERY


GENERAL

The Parties agree that for the purposes of this Agreement, Peaking Energy and Peaking Replacement Energy shall be scheduled between the Parties' systems for receipt and/or delivery at all of the Points of Delivery set forth below, provided that:

1. Nothing in this Agreement shall be construed to limit or change either Party's rights to receive and/or deliver power and energy at other points of delivery or locations under other agreements.

2. Nothing in this Agreement shall be construed to obligate either Party to construct new facilities at any Point of Delivery unless the Parties mutually agree upon a set of objectives for the provision of such facilities.

3. Nothing in this Agreement shall be construed to limit or change either Party's ownership or contractual rights or obligations (including intertie rights or obligations) under other agreements.

4. By mutual agreement, the Parties may from time to time add or delete Points of Delivery from this Exhibit C and in such event, the Parties shall prepare an amended Exhibit C to reflect such changes.

                                                  Exhibit C, Page 2 of 4
                                                  Contract No. DE-MS79-88BP92497


POD DESCRIPTIONS

1.  ALVEY 500 kV POINT OF DELIVERY

    LOCATION: the point in Bonneville's Alvey Substation where the 500 kV facilities of the Parties hereto are connected;

    VOLTAGE:  500 kV;

    METERING: in Bonneville's Alvey Substation, in the 500 kV circuits over which electric power and energy flows;

2.  FAIRVIEW 230 kV POINT OF DELIVERY

    LOCATION: the point in Bonneville's Fairview Substation where the 230 kV facilities of the Parties hereto are connected;

    VOLTAGE:  230 kV;

    METERING: in Bonneville's Fairview Substation, in the 230 kV circuit over which electric power and energy flows;

3.  MCNARY 230 kV POINT OF DELIVERY

    LOCATION: the point in Bonneville's McNary Substation where the 230 kV facilities of the Parties hereto are connected;

    VOLTAGE:  230 kV;

    METERING: in Bonneville's McNary Substation, in the 230 kV circuit over which electric power and energy flows;

4.  MIDWAY POINT OF DELIVERY

    LOCATION: the point in Bonneville's Midway Substation where the 230 kV facilities of the Parties hereto are connected;

    VOLTAGE:  230 kV;

    METERING: in Bonneville's Midway Substation, in the 230 kV circuit over which electric power and energy flows;

5.  OUTLOOK POINT OF DELIVERY

    LOCATION: the point in Pacific's Outlook Substation where the 230 kV facilities of the Parties hereto are connected;

                                                  Exhibit C, Page 3 of 4
                                                  Contract No. DE-MS79-88BP92497


    VOLTAGE:  230 kV;

    METERING: in Pacific's Outlook Substation, in the 115 kV circuit over which electric power and energy flows;

    EXCEPTION: there shall be an adjustment for losses between the point of metering and the point of delivery;

6.  PILOT BUTTE POINT OF DELIVERY

    LOCATION: the point in Bonneville's Redmond-Yamsay 230 kV transmission line where the facilities of the Parties hereto are connected;

    VOLTAGE:  230 kV;

    METERING: in Pacific's Pilot Butte Substation, in the 69 kV circuits over which electric power and energy flows;

    EXCEPTION: there shall be an adjustment for losses between the point of metering and point of delivery;

7.  PONDEROSA POINT OF DELIVERY

    LOCATION: the point in Bonneville's Ponderosa Substation where the 230 kV facilities of the Parties hereto are connected;

    VOLTAGE:  230 kV;

    METERING: in Bonneville's Ponderosa Substation, in the 230 kV circuit over which electric power and energy flows;

8.  RESTON POINT OF DELIVERY

    LOCATION: the point in Bonneville's Reston Switching Station where the 230 kV facilities of the Parties hereto are connected;

    VOLTAGE:  230 kV;

    METERING: in Bonneville's Reston Switching Station, in the 230 kV circuit over which electric power and energy flows;

9.  TROUTDALE POINT OF DELIVERY

    LOCATION: the points in Bonneville's Troutdale Substation where the 230 kV facilities of the Parties hereto are connected;

                                                  Exhibit C, Page 4 of 4
                                                  Contract No. DE-MS79-88BP92497


    VOLTAGE:  230 kV;

    METERING: in Bonneville's Troutdale Substation, in the 230 kV circuits over which electric power and energy flows;

    EXCEPTION:  the Integrated Demands of the two circuits are totalized;

10. YAMSAY POINT OF DELIVERY

    LOCATION: the point where Bonneville's Redmond-Yamsay 230 kV transmission line and Pacific's Yamsay-Klamath Falls 230 kV transmission line are connected;

    VOLTAGE:  230 kV;

    METERING:

    (a) in Pacific's Chiloquin Substation in the 230 kV circuit over which electric power and energy flows;

    (b) in Pacific's Pilot Butte Substation, in the 69 kV circuit over which electric power and energy flows;

    EXCEPTION: there shall be an adjustment for losses between the point of delivery and the points of metering;

11. SUMMER LAKE POINT OF DELIVERY

    LOCATION: the point in Bonneville's Summer Lake Substation where the 500 kV facilities of the Parties hereto are connected;

    VOLTAGE:  500 kV;

    METERING: in Bonneville's Summer Lake Substation, in the 500 kV circuits over which electric power and energy flows.